Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Access Networks AG (Switzerland)

Connect AS (Norway)

Phobos Corporation (Utah)

Sonic Systems International, Inc. (Delaware)

SonicWALL B.V. (The Netherlands)